EXHIBIT 4.5

VOID AFTER 5 P.M. EASTERN TIME ON _________________, 2014
No. QGA __________________ INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA		___________________Class B Warrants CUSIP ________________________________________ SEE REVERSE FOR CERTAIN DEFINITIONS
WARRANTS TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT  or registered assigns, is the registered holder of the number of Class B Warrants (“Class B Warrants”) set forth above. Each Class B Warrant entitles the holder thereof to purchase from The Quantum Group, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement more fully described below (the “Warrant Agreement”), at any time on or after the date on which the Class B Warrants first trade as a separate security on the American Stock Exchange (“Amex”) and before the close of business on _______________, 2014 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located at 1800 S.W. Temple, Suite 301, Salt Lake City, UT 84115 of Fidelity Transfer Company, warrant agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Class B Warrant initially entitles the holder to purchase one share of Common Stock for $___. The number and kind of securities or other property for which the Class B Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. All Warrants not theretofore exercised will expire on the Expiration Date.

.This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ___________, 2007, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at The Quantum Group, Inc. 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414, Attention: Chief Financial Officer.

The Company shall not be required upon the exercise of the Class B Warrants evidenced by this Warrant Certificate to issue fractions of Class B Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Class B Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Class B Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Class B Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Class B Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Class B Warrants.

This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Class B Warrants as the Warrant Certificate or Certificates so surrendered. If the Class B Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Class B Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Class B Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the Class B Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)

this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)

the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Class B Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right of survivorship and not as tenants in common
COM PROP	— as community property

UNIF GIFT MIN ACT	— _________________________________________________________ (Cust)	Custodian ___________________________________________ (Minor)

	Under Uniform Gifts to Minors Act	State ________________________________________________

UNIF TRF MIN ACT	— _________________________________________________________ (Cust)	Custodian ____________________________________________ (Minor)

	Under Uniform Gifts to Minors Act	State _________________________________________________

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Class B Warrants

The undersigned Registered Holder irrevocably elects to exercise ___________ Class B Warrants represented by this Class B Certificate and to purchase the shares of Common Stock issuable upon the exercise of such Class B Warrants and hereby requests that Certificates for such shares shall be issued in the name of

Please type or print name and address:	and be delivered to ______________________________________
(Please type or print name and address) ______________________________________

Social Security or Tax Identification Number:

and, if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Class B Warrant Certificate, that a new Class B Warrant Certificate for the balance of such Class B Warrant be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: __________________________________________________	Signature: ____________________________________________________

Tax Identification Number: _________________________________	Print/Type Name: ______________________________________________

Address: ________________________________________________	Tax Identification Number: ______________________________________

________________________________________________________
ASSIGNMENT

To Be Executed by the Registered Holder in Order to Exercise Class B Warrants

For Value Received, ___________________________________ hereby assign, and transfer unto (Please Type or Print Name and Address) _____________________________________________________

______________________________________________________________________________________________________________________________________________________________________

(Social Security Number) _____________________________________________ and be delivered to (Please Type or Print Name and Address) __________________________________________________

__________________________________________________________________________________________of the Class B Warrants represented by this Class B Warrant Certificate, and hereby irrevocably constitute and appoint ____________________________________________ Attorney to transfer this Class B Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________________________	Signature: __________________________________________

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS CLASS B WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.